CERTIFICATE OF FORMATION OF STATUTORY TRUST

                                       of

                            PIONEER SERIES TRUST III


     THIS Certificate of Formation of Statutory Trust of Pioneer Series Trust III (the "Trust"), dated August 3, 2004, is being duly executed and filed by the undersigned trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. ss. 3801, et seq).

1. Name. The name of the statutory trust formed hereby is Pioneer Series Trust III.

2. Registered Agent. The business address of the registered office of the Trust in the State of Delaware is 1201 North Market Street in the City of Wilmington, County of New Castle, 19801. The name of the Trust's registered agent at such address is Delaware Corporation Organizers, Inc.

3. Effective Date. This Certificate of Formation of Statutory Trust shall be effective upon the date and time of filing.

4. Series Trust. Notice is hereby given that pursuant to Section 3804 of the Delaware Statutory Trust Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally. The Trust is a registered investment company under the Investment Company Act of 1940, as amended.







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     IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of this 3rd day of August, 2004.




 /s/ John F. Cogan, Jr                                           /s/ Osbert M. Hood
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 John F. Cogan, Jr                                               Osbert M. Hood



 /s/ Mary K. Bush                                                /s/ Marguerite A. Piret
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 Mary K. Bush                                                    Marguerite A. Piret



 /s/ Richard H. Egdahl, M.D.                                     /s/ Stephen K. West
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 Richard H. Egdahl, M.D.                                         Stephen K. West



 /s/ Margaret B.W. Graham                                        /s/ John Winthrop
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 Margaret B.W. Graham                                            John Winthrop





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